EXHIBIT 99.3

Cell Therapeutics, Inc.

Special Meeting of the Shareholders

    •        •    , 2003

This Proxy is Solicited on Behalf of the Board of Directors

The shareholder(s) hereby acknowledge receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, each dated     •        •    , 2003, and hereby appoints James A. Bianco, M.D. and Max E. Link, Ph.D., and each of them, as proxies, with full power of substitution, to represent and vote for, and on behalf of, the shareholder(s), the number of shares of common stock of Cell Therapeutics, Inc. that the shareholder(s) would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on     •        •    , 2003, or at any adjournment or postponement thereof. The shareholder(s) directs that this proxy be voted as follows:

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEM 1.

Please sign exactly as your name(s) appears on your stock certificate(s). When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

CELL THERAPEUTICS, INC. [ADDRESS]	VOTE BY TELEPHONE OR INTERNET OR MAIL 24 Hours a Day, 7 Days a Week

VOTE BY TELEPHONE

To vote your shares by telephone, call toll free 1-800-690-6903. You will be prompted to enter the 12-digit control number on this proxy card. Follow the simple recorded instructions using this proxy card as a guide. If you vote by phone, you need not return the proxy card by mail.

VOTE BY INTERNET

To vote your shares by the Internet, go to website www.proxyvote.com. You will be prompted to enter the 12-digit control number on this proxy card. Follow the simple instructions at the website, using your proxy card as a guide. If you vote by the Internet, you need not return the proxy card by mail.

VOTE BY MAIL

You can vote your shares by completing and returning this proxy card. Please mark your proxy, date and sign it below and return it promptly in the accompanying envelope which requires no postage if mailed in the United States.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                                         CELTH1

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CELL THERAPEUTICS, INC.

The Board of Directors recommends a vote FOR the proposal regarding:

Vote on Proposal

(1)	Approval of the merger between Cell Therapeutics, Inc. and Novuspharma S.p.A. and the transactions contemplated thereby as set forth in the merger agreement dated as of June 16, 2003 between CTI and Novuspharma.

For	Against	Abstain
m	m	m

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date